Exhibit 10.1
EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is effective as of April 28, 2010 ("Effective Date"), by and between Brian Nugent ("Employee") and St. Bernard Software, a Delaware corporation ("Employer" and/or "Company"), located at 15015 Avenue of Science, San Diego, CA 92128.

W I T N E S S E T H :

        WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, In consideration of the premises and the agreements, provisions and covenants herein contained, Employee and Employer agree as follows:

1)
Services; Title.  Employee shall be employed as Chief Operating Officer (the "Title") and shall fully and faithfully perform such services as Employer shall reasonably request to be performed (the "Services"). The position shall report directly to the Chief Executive Officer. Employee's Title and responsibilities shall be subject to change by Employer at any time.

2)	Compensation, Benefits and Reviews. Subject to all the other terms of this Agreement, in connection with Employee's performance of the Services, Employer shall:

a)
Pay Employee's salary by check or direct deposit twice per month in equal installments in accordance with Employer's regular salary payment schedule, which shall be paid at the rate of $9,375 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law) semi-monthly.

b)
Pay Employee a quarterly performance bonus (if any), not to exceed $25,000 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law) in the aggregate per quarter, based on specific performance targets set forth in the bonus plan established by the board of directors.

c)
Employee will be granted 500,000 non-qualified stock options to vest over a three (3) year period with one third (1/3) vesting on the first anniversary of the date of the grant and the remainder two thirds (2/3) vesting over the remaining two (2) years on a monthly basis thereafter (such shares to vest on the first day of each month thereafter until such shares are vested in full). The stock options' exercise price will be priced at the closing share price on the date of grant and will be subject to Employee signing Employer's form stock option agreement. The stock options shall be governed by the St. Bernard Software, Inc. 2005 Stock Option Plan, as it may be amended from time to time (or at the discretion of Employer under a similar plan or outside of a stock option plan). In the event of a Change of Control (as defined below) occurring after April 28, 2011, and on condition that Employee's employment with Employer is not terminated prior to or in connection with the Change of Control, then the vesting of Employee's unvested stock options, if any, granted under this Paragraph 2(c) shall accelerate by six (6) months.

d)
Grant Employee the option to participate in the benefit plans offered by Employer to all of its employees from time to time, including without limitation, insurance plans, 401(k) and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, PTO- Personal Time Off, etc., which may be amended from time to time in Employer's discretion.

e)	Participate in health insurance for Employee and Employee's dependents, and such other benefits as Employer shall determine to provide to all of its employees from time to time.

f)	Reimburse Employee for all reasonable travel, meals, lodging, communications, entertainment and other business expenses incurred by Employee in connection with Employee's employment.

g)
Grant Employee three (3) weeks vacation with pay for each twelve-month period, to be taken at times agreed with Employer.  Unused vacation shall accrue according to the Employer's accrued vacation policy, as may be amended from time to time.

3)	At-Will Employment and Termination.

a)
At-Will Employment. Employee's employment shall be on an "at-will" basis and not for any specific time period. "At will" employment means that Employee may quit at any time for any reason.  Likewise, Employer may terminate Employee's employment at any time for any reason.  Employer does not guarantee or promise any form of notice, warning, corrective action or progressive discipline before termination. The "at will" nature of Employee's employment with Employer may not be changed except by a written contract signed by Employee and the Chief Executive Officer of Employer.

b)
Termination Without Cause.   In the event that Employee shall be terminated by Employer without "Cause", shall resign for "Good Reason" or shall be terminated in connection with or following a Change of Control then Employee shall receive from Employer following the date of such termination, with appropriate deductions and withholdings, (i) the compensation required by Paragraph 2(a) of this Agreement for a period of six (6) months from the date of termination (the "Six Months Severance Period") payable semi-monthly in accordance with Employer's regular payroll practices, (ii) COBRA premium until the earlier of the expiration of the Six Months Severance Period or until Employee finds another job that provides at least substantially similar health insurance, and (iii)  the acceleration by six (6) months of Employee's unvested stock options granted under Paragraph 2(c) of this Agreement (subsection (i),(ii) and (iii) of this Paragraph 3(b) shall be referred to collectively herein as the "Six Months Severance"), plus all accrued but unpaid salary and vacation time and any applicable quarterly bonus which has been earned but not yet paid to the date of termination.  In the event that Employee shall be terminated by Employer for failing to achieve performance targets set by the board of directors of Employer, then Employee shall receive from Employer following the date of such termination, with appropriate deductions and withholdings, (x) the compensation required by Paragraph 2(a) of this Agreement for a period of three (3) months from the date of termination (the "Three Months Severance Period") payable semi-monthly in accordance with Employer's regular payroll practices, (y) COBRA premium until the earlier of the expiration of the Three Months Severance Period or until Employee finds another job that provides at least substantially similar health insurance, and (z)  the acceleration by three (3) months of Employee's unvested stock options granted under Paragraph 2(c) of this Agreement (subsection (x),(y) and (z) of this Paragraph 3(b) shall be referred to collectively herein as the "Three Months Severance" and both the Three Months Severance as well as the Six Months Severance are also referred to herein as the "Severance"), plus all accrued but unpaid salary and vacation time and any applicable quarterly bonus which has been earned but not yet paid to the date of termination.  Employee's eligibility for Severance is conditioned on Employee and Employer having first signed the Severance Agreement and General Release of All Claims agreement in the form attached as Exhibit B and Employee having first signed a termination certificate as provided for in Paragraph 4 in the form of Exhibit A. Employee acknowledges that any Severance, if due, will either be in the amount of the Six Months Severance or the Three Months Severance but never combined and in no event will the severance period exceed six (6) months.

c)
Termination For Cause. Upon termination of Employee's employment with Employer for "Cause", Employer shall be under no further obligation to Employee for salary or other compensation, except to pay all accrued but unpaid salary and accrued vacation time up to the date of termination.  For purposes of this Agreement, "Cause" shall mean that Employee: has (i) been negligent in the discharge of his duties to Employer or has failed to substantially perform his reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Employee properly gives notice of resignation for Good Reason (as defined below)), which failure is not cured (if curable) within 30 days after a written demand is received by the Employee from Employer which identifies the manner in which Employer believes the Employee has been negligent or has not substantially performed Employee's duties; (ii) has acted in a manner constituting gross negligence or willful misconduct; (iii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a material breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; (iv) has breached a fiduciary duty; (v) has been convicted of, or plead guilty or nolo contendere to a felony or a misdemeanor (other than minor traffic violations or similar offenses) injurious to the reputation, business or assets of Employer; (vi) has materially breached any of the material provisions of this Agreement; (vii) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, Employer or an affiliate; (viii) has materially violated Employer's policies and procedures, and specifically a violation of Employer's sexual harassment and/or anti-discrimination policies, or a violation of Employer's trade secrets policies, or used or disclosed Employer's trade secrets for personal gain; (ix) or has improperly induced a vendor or customer to break or terminate any contract with Employer or an affiliate or induced a principal for whom Employer or an affiliate acts as agent to terminate such agency relationship.

d)	Change of Control. Change of Control, for purposes of this Agreement, means a change in the ownership or control of the Company affected through any one of the following transactions:

(i) a merger or consolidation approved by the Company's stockholders in which securities possessing more than eighty percent (80%) of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(ii) any sale, transfer or other disposition of all or substantially all of the Company's assets in a complete liquidation or dissolution of the Company; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

e)	"Good Reason" means the occurrence, without the Employee's written consent, of any of the events or circumstances set forth in clauses (i) through (iii) below:

(i) a material and continuing diminution of the Employee's position, duties, authority or responsibilities in the operation and management of the Company as compared to such position, duties, authority or responsibilities on the Effective Date;

(ii) a material reduction in the compensation set forth in Paragraph 2(a) of this Agreement;

(iii) a change by the Employer in the location at which the Employee performs his principal duties for Employer to a new location that is more than seventy five (75) miles from the location at which the Employee performs his principal duties for Employer on the Effective Date.

f)
Conditions to Effectiveness.  This Agreement shall become effective upon receipt by Employer of all of the following, each in form and substance satisfactory to Employer; (i) Employer and Employee shall have duly executed this Agreement and delivered this Agreement to Employer, (ii) the successful completion by Employer of background and credit checks, which Employee hereby authorize, (iii) verification of Employee's eligibility to work in the United States, for which process Employee will be asked to complete an I-9 form and to provide the identification documents required by that form, (iv) the resignation by Employee from all positions Employee holds with Brightcloud, including his position on the board of directors of Brightcloud; and (v) the consent by Employer's Board of Directors' of the terms of this Agreement.

4.
Termination Certificate.  Upon the termination of Employee's engagement under this Agreement, for any reason whatsoever, Employee agrees to sign, date and deliver to Employer a "Termination Certificate" in the form of Exhibit A, and to deliver and take all other action necessary to transfer promptly to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of Employer or to Employee's engagement, and Employee will not take with Employee any documents containing or pertaining to any confidential information, knowledge or data of Employer that Employee may produce or obtain during the course of Employee's engagement under this Agreement. This Paragraph 4 shall survive indefinitely any termination of this Agreement or Employee's employment.

5.
Nondisclosure.  Employee agrees to keep confidential and not to disclose or make any use of (except for the benefit of Employer), at any time, either during or after Employee's engagement under this Agreement, any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business or future business of Employer or any of its clients, customers, Employees, licensees or affiliates, which Employee may produce, obtain or otherwise acquire or become aware of during the course of Employee's engagement under this Agreement. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized officer of Employer. This Paragraph 5 shall survive indefinitely any termination of this Agreement or Employee's employment.

6.
Work for Hire; Ownership of Intellectual Property. Employee understands and agrees that all of Employee's work and the results there arising out of or in connection with the work performed for Employer, whether made solely by Employee or jointly with others, during the period of Employee's employment by Employer, that relate in any manner to the actual or anticipated business, work, activities, research or development of Employer or its affiliates, or that result from or are suggested by any task assigned to Employee or any activity performed by Employee on behalf of Employer, shall be the sole property of the Employer, and, to the extent necessary to ensure that all such property shall belong solely to the Employer, Employee by Employee's execution of this Agreement transfers to the Employer any and all right and interest Employee may possess in such intellectual property and other assets created in connection with Employee's employment by Employer, and that may be acquired by Employee during the term of this Agreement from any source that relates, directly or indirectly, to Employer's business and future business.  Employee also agrees to take any and all actions requested by Employer to preserve Employer's rights with respect to any of the foregoing. This Paragraph 6 shall survive indefinitely any termination of this Agreement or Employee's employment.

7.
No Partnership; Not Assignable by Employee. This Agreement is between Employee and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture. Employer's rights, benefits, duties and obligations under this Agreement shall inure to its successors and assigns. Employee's rights, obligations and duties under this Agreement are personal to Employee and may not be assigned.

8.
Trade Secrets of Others: Employee represents that Employee's performance of all the terms of this Agreement and as the Employer's Employee does not, and will not breach any agreement to keep in confidence any proprietary information, knowledge or data acquired by Employee in confidence or in trust before Employee's engagement under this Agreement, and Employee will not disclose to Employer or induce Employer to use any confidential or proprietary information or material belonging to any other person or entity. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Paragraph 8.

9.
Employee's Representations and Warranties. Employee represents, promises, understands and agrees that: (i) Employee is free to enter into this Agreement; (ii) Employee is not obligated or a party to any engagement, commitment or agreement with any person or entity that will, does, or could conflict with or interfere with Employee's full and faithful performance of this Agreement, nor does Employee have any commitment, engagement or agreement of any kind requiring Employee to render services or preventing or restricting Employee from rendering services or respecting the disposition of any rights or assets that Employee has or may hereafter acquire or create in connection with his/her employment with Employer; (iii) Employee shall not use any material or content of any kind in connection with Employer's products, software or website that is copyrighted or owned or licensed by a party other than Employer or that would or could infringe the rights of any other party; (iv) Employee shall not use in the course of Employee's performance under this Agreement, and shall not disclose to Employer, any confidential information belonging, in part or in whole, to any third party; (vi) EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS "AT WILL" EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS; was allowed adequate opportunity to seek legal counsel before signing this Agreement; and (vii) no statement, representation, promise, or inducement has been made to Employee, in connection with the terms of this Agreement, except as expressly set forth in this Agreement.

10.
Governing Law; Arbitration.  This Agreement shall be subject to and construed in accordance with the laws of the State of California, and without giving effect to conflicts of laws principles. In the event of any dispute in connection with the Services, Employee's employment or termination thereof, relationship with the Employer, or this Agreement (or any other agreement) that cannot be resolved privately between the parties, resolution shall be through binding arbitration conducted in the County of San Diego, California.  Any arbitration shall be conducted in accordance with the provisions of the California Code of Civil Procedure, Part 3, Title 9 (commencing with Section 1280). Employer will pay the cost of arbitration.  The arbitration process shall be in compliance with any laws or rules then in effect for employment arbitration agreements at the time of a demand for arbitration. The parties may obtain discovery in aid of the arbitration in accordance with California Code of Civil Procedure Section 1283.05. Nothing contained in this paragraph 10 shall limit either party's right to seek temporary restraining orders or injunctive or other equitable relief in the Superior Court of California in connection with this Agreement. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO ARBITRATION IN THE EVENT OF A DISPUTE BETWEEN EMPLOYER AND EMPLOYEE, EMPLOYEE AND EMPLOYER BOTH  EXPRESSLY WAIVE THEIR RIGHT TO REQUEST A TRIAL BY JURY IN A COURT OF LAW. This Paragraph 10 shall survive indefinitely any termination of this Agreement or Employee's employment.

11.
Entire Agreement; Modification; Waiver; Construction Generally. This Agreement constitutes the entire agreement between Employer and Employee relating to Employee's employment with Employer, and supersedes all previous agreements, whether oral or written. No provision of this Agreement shall be construed strictly against any party, including, without limitation, the drafter. Neither this Agreement nor any provision may be amended, waived or modified in any way other than by a writing executed by the party against whom such amendment, waiver or modification would be enforced. No failure to exercise, and no delay in exercising with respect to any right shall operate as a waiver. A waiver by any party of a breach of any provision shall not be deemed a waiver of any later breach.  The exercise of any right or remedy by either party (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies. The headings or titles of the several paragraphs of this Agreement are inserted solely for convenience and shall not be used in the construction of any provision of this Agreement. Words in the singular shall include the plural, and vice versa. All references to the masculine or feminine shall mean all genders.

  [The remainder of the page is left intentionally blank.  The Signature page follows]

12.
Assignment. Employee acknowledges and agrees that this Agreement, and Employee's rights and obligations hereunder, may be assigned by Employer to any affiliate, subsidiary or parent company of Employer.

EMPLOYER:

St. Bernard Software, a Delaware corporation

By:  /s/ Louis E. Ryan____________________________

Print Name:  Louis E. Ryan

Its: (title) Chief Executive Officer____________________

Date:               April 28, 2010

EMPLOYEE:

By: /s/ Brian Nugent

Print Name:  Brian Nugent

Date:               April 26, 2010

EXHIBIT A

TERMINATION CERTIFICATE

This is to certify that undersigned does not have in the undersigned's possession, nor has undersigned failed to return, any customer information, records, files, programs, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property or asset belonging to St. Bernard Software ("Employer"), its successors and assigns.

Undersigned further certifies that undersigned has fully complied with, and will continue to comply with, all the terms of the Employment Agreement dated as of April 28, 2010 between Employer and the undersigned (the "Agreement").

Undersigned further agrees that, in compliance with the Agreement, undersigned will preserve as confidential any and all trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business of Employer or any of its clients, customers, Employees, licensees or affiliates, that Employee produced, obtained or otherwise acquired or became aware of during the course of Employee's engagement under the Agreement.

EMPLOYEE:

_______________________________
Brian Nugent

Date:   __________________________

EXHIBIT B
SEVERANCE AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Severance Agreement and General Release of All Claims ("Agreement") is entered into between Brian Nugent ("Employee") and St. Bernard Software, and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys (all collectively referred to as "Employer"). (Employee and Employer are hereinafter collectively referred to as "the Parties").

1.  Termination of Employment.  Employee's employment with Employer is terminated effective ___________  (" the termination date").

2.  Severance.  In consideration of and in return for the promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee:

[OPTION 1: IN THE EVENT THAT EMPLOYEE IS TERMINATED BY EMPLOYER WITHOUT "CAUSE", RESIGNS FOR "GOOD REASON" OR TERMINATED IN CONNECTION WITH OR FOLLOWING A CHANGE OF CONTROL, THEN THE FOLLOWING PARAGRAPH SHALL APPLY]

a. Employee shall receive from Employer following the termination date, with appropriate deductions and withholdings, (i) the compensation required by Paragraph 2(a) of the Employment Agreement dated April 28, 2010 (the "Employment Agreement") for a period of six (6) months from the termination date (the "Severance Period") payable semi-monthly in accordance with Employer's regular payroll practices, (ii) the COBRA premium, if any, set forth in Paragraph 2(b) of this Agreement, and (iii) the acceleration by six (6) months of Employee's unvested stock options granted under Paragraph 2(c) of the Employment Agreement (subsection (i),(ii) and (iii) of this Paragraph shall be referred to collectively herein as the "Severance"), in addition to all accrued and unused wages and vacation pay and any applicable quarterly bonus (if any) which has been earned but not yet paid through the termination date;

[OPTION 2: IN THE EVENT THAT EMPLOYEE IS TERMINATED BY EMPLOYER FOR FAILING TO ACHIEVE PERFORMANCE TARGETS SET BY THE BOARD OF DIRECTORS OF EMPLOYER, THEN THE FOLLOWING PARAGRAPH SHALL APPLY]

a. Employee shall receive from Employer following the termination date, with appropriate deductions and withholdings, (i) the compensation required by Paragraph 2(a) of the Employment Agreement dated April 28, 2010 (the "Employment Agreement") for a period of three (3) months from the termination date (the "Severance Period") payable semi-monthly in accordance with Employer's regular payroll practices, (ii) the COBRA premium, if any, set forth in Paragraph 2(b) of this Agreement, and (iii) the acceleration by three (3) months of Employee's unvested stock options granted under Paragraph 2(c) of the Employment Agreement (subsection (i),(ii) and (iii) of this Paragraph shall be referred to collectively herein as the "Severance"), in addition to all accrued and unused wages and vacation pay and any applicable quarterly bonus (if any) which has been earned but not yet paid through the termination date;

b. Employee will continue on Employer's medical plan up to and including Employee's termination date. Employee shall have the right to continue his/her medical and dental insurance, at Employer's expense until the earlier of the expiration of the Severance Period or until Employee finds another job that provides at least substantially similar health insurance and thereafter at Employee's sole expense, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") provided, however, that Employee timely elects COBRA continuation.  The COBRA period shall be deemed to have commenced on the first of the month following the date of termination;

c. Employee acknowledges and agrees that the Severance provided for in this Agreement is due under the Employment Agreement only if Employee signs this Agreement; and

e. Employer warrants and Employee acknowledges that the agreements described under this Paragraph 2 constitute full payment of any and all claims of every nature and kind arising out of or relating in any way to Employee's employment by Employer or the termination thereof, benefits owed, or any other claims as outlined below.

3.  Employee's Release of All Claims Against Employer.

a. In consideration of the above described payment, and for other good and valuable consideration, Employee agrees that employment with Employer has terminated as of the termination date, and that Employee has received full payment of all wages, vacation accrued but not used, and any and all other sums due as a result of such employment by Employer.  In further consideration of and in return for the promises and covenants undertaken herein, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee's employment with Employer and the termination of said Employment.  This Agreement shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act, the Fair Labor Standards Act, federal and state wage and hour laws including, without limitation, the California Labor Code, California Government Code Sections 12940 et seq., any applicable California Industrial Wage Orders, all as amended, all claims for breach of contract, employment discrimination, sexual harassment, wages, severance, overtime compensation, vacation, torts, fraud, and/or claims any other local, state or federal law, rule, or regulation relating to or affecting Employee's employment by Employer, except any claim for unemployment insurance or worker's compensation.

b. In further consideration of the above described payments and benefits, and for other good and valuable consideration, Employee irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above.  It is the intention of the Parties that, with the execution of this Agreement, Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters released.  Employee represents that he has not filed any complaint, charges or lawsuits against Employer and all related holding, parent or subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court.

4.  Left Intentionally Blank.

5.  Unknown Claims.  Employee understands and agrees that this Agreement extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived.  Section 1542 provides:

"A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor."

Employee certifies that he has read this release, the quoted Civil Code section and that he fully understands this release.

6.  Binding Effect.  This Agreement and all promises and agreements set forth in this Agreement shall be binding upon and shall inure to the benefit of the respective parties, their legal successors, heirs, assigns, partners, representatives, agents, attorneys, officers, directors and shareholders.

7.  Entire Agreement.  Employee further declares and represents that no promise or representation not contained in this Agreement has been made to him and acknowledges and represents that this Agreement contains the entire understanding between the parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement.   However, any proprietary or trade secrets agreement or any agreement regarding ownership of intellectual property by Employer entered into previously, as well as Paragraphs 4,5,6,8 and 10 of the Employment Agreement shall remain in full force and effect.  Employee further acknowledges that the terms of this Agreement are contractual and not a mere recital.

8.  Left intentionally blank

9.  Confidential Information and Trade Secrets.  Employee acknowledges that all confidential materials, records and documents concerning Employer that have come into Employee's possession during his/her employment with Employer have been returned to Employer.  Employee agrees not to disclose to any person or entity, including any competitor of Employer and any future employer, any of Employer's trade secrets or other confidential information. Employee acknowledges all Employer's property obtained during the course of her employment with Employer has been returned to Employer.  To the extent that Employee has entered into any Confidentiality, Proprietary or Trade Secrets agreement or any agreement regarding ownership of intellectual property of Employer, if such Agreements provide greater protection to Employer than this Agreement, such other Agreements shall take precedence over this Agreement.

10.  Interpretation and Severability.  The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.  This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted.  If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part.  To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

11.  Arbitration of Disputes.  Any dispute arising out of this Agreement or Employee's employment or termination shall be resolved by binding arbitration in San Diego, California, pursuant to Paragraph 10 of the Employment Agreement, and the findings of the arbitrator shall be final and binding upon the parties.

12.  Attorneys' Fees.  In any dispute involving this Agreement, the prevailing party shall be entitled to attorneys' fees and costs.

13.           IF EMPLOYEE IS UNDER THE AGE OF 40, A SIGNATURE ON THIS RELEASE WILL BE IMMEDIATELY EFFECTIVE. IF EMPLOYEE IS OVER THE AGE OF 40, THE FOLLOWING PROVISIONS APPLY:

 Age Discrimination in Employment Act Release.

A.   Employee acknowledges Employer hereby has advised Employee in writing to discuss this Agreement with an attorney before executing it and that Employer has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it.

B.  The Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired.  The Parties further acknowledge and agree that such a revocation must be in writing, addressed to Michel Urich, Esq., at 7668 El Camino Real, Suite 104-238, Carlsbad, CA 92009 and received not later than 5:00 p.m. on the seventh (7th) day following execution of this Agreement by Employee.  If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above.

C. If Employee does not revoke this Agreement in the time frame specified in this Paragraph 20, the Agreement shall become effective at 12:01 a.m. on the eighth (8th) day after it is signed by Employee.

I have read the foregoing Severance Agreement and General Release of All Claims and I accept and agree to the provisions contained in this Agreement and execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY, THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EMPLOYER:

St. Bernard Software, a Delaware corporation

        By: _______________________________

        Print Name:  ________________________

        Its: (title)  __________________________

Date:

EMPLOYEE:

          By:________________________________

        Print Name:  Brian Nugent

Date: